UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

March 21, 2016 (March 21, 2016)

PetLife Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 N. Camden Dr., Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 279-5152

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers or Directors; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On March 21, 2016, the Board of Directors of Petlife Pharmaceuticals, Inc. (the “Company”) appointed Ralph T. Salvagno, M.D. to its Board of Directors and as the Chairman of the Board of Directors.

Dr. Salvagno is a Board-Certified Orthopaedic Surgeon practicing in the Hagerstown, Maryland area. Performing approximately 70% of all joint replacement surgeries in Washington County, Dr. Salvagno has established himself as the preeminent orthopedic surgeon in the area.

A graduate of the University of Maryland School of Medicine, Dr. Salvagno completed his residency in orthopedic surgery at Case Western Reserve University in Cleveland, Ohio. He is a member of the American Academy of Orthopedic Surgeons and the American Association of Hip and Knee Surgeons.

Dr. Salvagno specializes in joint replacements of the hip, knee, and shoulder. He has practiced orthopedic surgery in Hagerstown since 1987 and serves as director of the Meritus Health Center for Total Joint Replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETLIFE PHARMACEUTICALS, INC.

(Registrant)

Dated: March 24, 2016	By:	/s/ Dr. Arthur Mikaelian
Dr. Arthur Mikaelian
President